EXHIBIT 23.3

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of BE Aerospace, Inc. of our report dated April 12, 2001, except for Note 9 which is as of August 10, 2001, relating to the financial statements of M&M Aerospace Hardware, Inc., which appears in BE Aerospace, Inc.'s filing on Form 8-K dated August 10, 2001 and as amended on Form 8-K/A filed August 23, 2001.


/s/ PricewaterhouseCoopers LLP
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PricewaterhouseCoopers LLP


October 10, 2001
Miami, Florida